Exhibit 99.1

Basin Water Names Michael M. Stark to Board of Directors

RANCHO CUCAMONGA, Calif.—(BUSINESS WIRE)—May 27, 2008—Basin Water, Inc. (NASDAQ:BWTR) on May 22, 2008 the Board of Directors (the “Board”) of Basin Water, Inc. (“Basin Water”) appointed Michael M. Stark to serve as a member of Class I of the Board.

Mr. Stark joined Basin Water as its President in October, 2006, approximately six months after the Company’s initial public offering and has served in the additional role of Chief Executive Officer of Basin Water since February of 2008. Prior to joining Basin Water, Mr. Stark served as President and Chief Executive Officer of Veolia Water North America (formerly US Filter), a water services company which Mr. Stark helped to grow to over $1.2 billion in annual revenues.

Scott A. Katzmann, Chairman of the Board, stated, “We are pleased to have Mike join the Board of Directors. His forty plus years of experience in the water treatment services business have been of enormous help to the Company over the last year and a half. We look forward to his contributions and insights on the Board as well as his continued strong managerial contributions as Chief Executive Officer. His experience and skills are appreciated as we continue to position Basin Water as an innovative leader in providing water treatment services to the municipal and industrial markets.”

About Basin Water

Basin Water, Inc. is a provider of reliable, long-term process solutions for a range of clients, which includes designing, building and implementing systems for the treatment of contaminated groundwater, the treatment of wastewater, waste reduction and resource recovery. Basin Water employs treatment technologies including its own proprietary, scalable ion-exchange wellhead treatment system, along with a host of other treatment technologies designed to meet customer needs in an efficient, flexible and cost effective manner. Additional information may be found on the company’s web site: www.basinwater.com.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements, including expectations relating to future revenues and income, the company’s ability to gain new business and control costs, involve risks and uncertainties, as well as assumptions that, if they prove incorrect or never materialize, could cause the results of the company to differ materially from those expressed or implied by such forward-looking statements. Actual results may differ materially from these expectations due to various risks and uncertainties, including: the company’s limited operating history, significant operating losses associated with certain of the company’s contracts, the company’s ability to identify and consummate other acquisition opportunities that improve the company’s revenues and profitability, significant fluctuations in its revenues from period to period, its ability to effectively manage its growth, the success of the company’s strategic partners, its long sales cycles, market acceptance of its technology, the geographic concentration of its operations and customers, its ability to meet customer demands and compete technologically, the company’s ability to protect its intellectual property, regulatory approvals of the company’s systems, changes in governmental regulation that may affect the water industry, particularly with respect to environmental laws, the company’s ability to attract and retain qualified personnel and management members, the company’s ability to manage its capital to meet future liquidity needs, changes in the board of directors and the timing of the company’s stock repurchases, if any. More detailed information about these risks and uncertainties

8731 Prestige Court, Rancho Cucamonga, CA 91730 Tel. (909) 481-6800 Fax (909) 481-6801 www.basinwater.com are contained in the company’s filings with the Securities and Exchange Commission, including the company’s Annual Report on Form 10-K for the year ended December 31, 2007 and subsequent Quarterly Reports on Form 10-Q. The company assumes no obligation to update these forward-looking statements to reflect any change in future events.

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CONTACT:

Basin Water, Inc.

Michael M. Stark

President & Chief Executive Officer

909 481-6800

www.basinwater.com

SOURCE: Basin Water, Inc.

8731 Prestige Court, Rancho Cucamonga, CA 91730 Tel. (909) 481-6800 Fax (909) 481-6801 www.basinwater.com